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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13317 (Commission File Number)	13-3460176 (I.R.S. Employer Identification No.)
6305 El Camino Real, Carlsbad, California 92009 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (760) 931-5500

Not Applicable.
Former name or former address, if changed since last report

Item 5. Other Events.

        On September 18, 2003, we announced a public offering of our common stock. The press release dated September 18, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

99.1    Press release of Dot Hill Systems Corp. dated September 18, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ JAMES L. LAMBERT James L. Lambert Chief Executive Officer, President and Chief Operating Officer

Date: September 18, 2003

INDEX TO EXHIBITS

99.1    Press release of Dot Hill Systems Corp. dated September 18, 2003.

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SIGNATURE
INDEX TO EXHIBITS